UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016 (April 19, 2016)

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33277 (Commission File Number)	04-3508648 (IRS Employer Identification No.)

45 Hartwell Avenue Lexington, MA (Address of principal executive offices)		02421 (Zip Code)

(781) 274-8200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02            Termination of a Material Definitive Agreement.

On April 19, 2016, Synta Pharmaceuticals Corp. (“Synta” or the “Company”) entered into a Lease Termination Agreement (the “Termination”) with Duffy Hartwell, LLC (the “Landlord”) which terminated the lease, dated as of November 4, 1996, by and between the Company and the Landlord, pursuant to which the Company leased 34,250 square feet of the building located at 45 Hartwell Avenue, Lexington, MA 02421 (as amended, the “Lease”).  The Lease was initially scheduled to expire on November 30, 2016.  Pursuant to the Termination, the Lease was terminated early, effective as of the date the Company vacates the premises and Landlord receives the final termination payment of $213,017.49, both of which must occur prior to May 1, 2016 (the “Termination Date”).  Following the Termination Date, the Company will have no further rent obligations to the Landlord pursuant to the Lease.

The foregoing description of the Termination does not purport to be complete and is qualified in its entirety by reference to the Termination, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial statements and Exhibits

(d)                                 The following exhibits are furnished with this report:

Exhibit Number	Description

10.1	Lease Termination Agreement, dated April 19, 2016, by and between Duffy Hartwell, LLC and Synta Pharmaceuticals Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Date: April 22, 2016	/s/ Marc Schneebaum
Marc Schneebaum
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Termination Agreement, dated April 19, 2016, by and between Duffy Hartwell, LLC and Synta Pharmaceuticals Corp.